                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    Form 8-K

                                 Current Report


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                January 23, 1999



                         COMMISSION FILE NO.:  0-28886


                              ROSLYN BANCORP, INC.
                              --------------------
             (Exact name of registrant as specified in its charter)


Delaware                                                    11-3333218
---------------------------------                         --------------
(State or other Jurisdiction of                          (IRS Employer or
Incorporation organization)                             Identification No.)


1400 Old Northern Boulevard, Roslyn, New York                  11576
---------------------------------------------                  -----
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code        (516) 621-6000
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Item 5.  Other Events.
         -------------


     On January 23, 1999, Roslyn Bancorp, Inc., a Delaware corporation ("RBI"), announced that it had entered into the First Amendment, dated as of January 23, 1999 (the "Amended Merger Agreement"), to the Agreement and Plan of Merger, dated as of May 25, 1998, (the "Merger Agreement"), with T R Financial Corp., a Delaware corporation ("TRFC"). TRFC is a bank holding company that owns Roosevelt Savings Bank, a New York State chartered stock savings bank. The Amended Merger Agreement provides, among other things, that RBI agrees to cause five members of the TRFC Board of Directors, selected by TRFC and acceptable to RBI, who are so willing to serve, to be elected or appointed as directors of RBI and The Roslyn Savings Bank at, or as promptly as practicable after, the effective time of the Merger. A copy of the Amended Merger Agreement is attached hereto as Exhibit 2.1.

     In addition, the Amended Merger Agreement provides that the Merger Agreement may be terminated and the merger abandoned at or prior to the effective date of the merger by RBI or TRFC, if its Board of Directors so determines by vote of a majority of the members of its entire board, in the event that the merger is not consummated by February 28, 1999 (the "Initial Termination Date"); provided, that if, as of such date, all necessary regulatory or governmental approvals, consents or waivers required to consummate the transactions contemplated hereby shall not have been obtained but all other conditions to the consummation of the merger (other than the delivery of executed documents at the closing) shall be fulfilled, the Initial Termination Date shall be extended to March 31, 1999, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in the Merger Agreement by the party seeking to terminate.

     Pursuant to the Merger Agreement, each share of TRFC common stock, par value $.01 per share ("TRFC Common Stock"), issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) will be converted into and become the right to receive 2.05 shares of RBI common stock, par value $.01 per share ("RBI Common Stock"), except for (i) shares of TRFC's common stock held directly or indirectly by RBI, other than shares held in a fiduciary capacity in satisfaction of a debt previously contracted, (ii) shares held by TRFC as treasury stock and (iii) unallocated shares held in TRFC's Recognition and Retention Plan for Officers, which shall be canceled. Each holder of TRFC Common Stock who would otherwise be entitled to receive a fraction of a share of RBI Common Stock will receive an amount in cash equal to the product arrived at by multiplying such fraction of a share of RBI Common Stock by the Roslyn Market Value, as defined in the Merger Agreement.

     The Merger will be structured as a tax-free reorganization and will be accounted for as a pooling-of-interests. Consummation of the Merger remains subject to the satisfaction of certain customary closing conditions and is anticipated to occur in February.

     RBI and TRFC publicly announced the Amended Merger Agreement in a press release dated January 24, 1999, a copy of which is attached hereto as Exhibit 99.1.

     The foregoing description is qualified in its entirety by reference to the Amended Merger Agreement and the Merger Agreement. A copy of the Amended Merger Agreement is attached hereto as Exhibit 2.1.

Item 6.

      Not applicable.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

      a. Financial Statements of Business Acquired.
         Not applicable

      b. Pro Forma Financial Information.
         Not applicable

      c. Exhibits: The following Exhibits are filed as part of this report:

      Exhibit No.                         Description
      -----------                         -----------

      2.1 First Amendment to Agreement and Plan of Merger, dated as of January 23, 1999, by and between Roslyn Bancorp, Inc. and T R Financial Corp.

      99.1              Press Release issued January 24, 1999.


Item 8.

      Not applicable.

Item 9.

      Not applicable.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    By: /s/ Joseph L. Mancino
                                       ---------------------------
                                       Joseph L. Mancino
                                       Chairman of the Board and
                                        Chief Executive Officer



Dated: January 28, 1999

                               LIST OF EXHIBITS


Exhibit No.              Description
-----------              -----------

   2.1 First Amendment to Agreement and Plan of Merger, dated as of January 23, 1999, by and between Roslyn Bancorp, Inc. and T R Financial Corp.

   99.1                  Press Release issued January 24, 1999.